State of Delaware
Secretary of State
Division of Corporations
Delivered 12:07 PM 06/29/2005
FILED 12:07 PM 06/29/2005
SRV 050541877 - 2175347 FILE

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRINITY LABORATORIES, INC

(Pursuant to Sections 228, 242 and 245 of the
General Corporation Law of the State of Delaware)

Trinity Laboratories, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify as follows:

1.       The name of the Corporation is Trinity Laboratories, Inc.

2.       The original Certificate of Incorporation of the Corporation (originally named DAS Laboratories, Inc.) was filed with the Secretary of State of the State of Delaware on October 13, 1988

3.        On August 3, 1990, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment of Certificate of Incorporation.

4.       On May 17, 1991, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment of Certificate of Incorporation changing the name of the Corporation to Trinity Laboratories, Inc.

5.       On November 9, 1992, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment of Certificate of Incorporation.

6.       This Amended and Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Corporation, as amended as described above.

7.       This Amended and Restated Certificate of Incorporation, as hereinafter set forth, was duly authorized and approved by the Board of Directors of the Corporation and recommended to be adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, and was adopted by the stockholders of the Corporation in accordance with Section 228 of the Delaware General Corporation Law

8.       The text of the Certificate of Incorporation, as amended as described above, is amended and restated in full to read as follows:

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRINITY LABORATORIES, INC

FIRST: Name.   The name of the Corporation is Trinity Laboratories, Inc

SECOND: Address.   The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

THIRD: Purpose.   The nature of the business or purposes to be conducted or promoted is:

To engage in the manufacture, marketing, sales, and service of proprietary drug products

To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares, and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of the capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trust or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute documents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise money for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in the trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of the Corporation’s property and assets, or any interest therein, wherever situated.

To purchase, redeem, receive, take, acquire, own, hold, sell, lend, exchange, transfer, dispose of, pledge, use and deal in and with, shares of its own capital stock

To guarantee, purchase, take, receive, subscribe for or otherwise acquire; own, hold, use or otherwise employ; sell, lease, exchange, transfer, or otherwise dispose of; mortgage, lend, pledge or otherwise deal in and with, bonds and other obligations of, or shares or other securities or interests in, or issued by, any other domestic or foreign corporation, partnership, association, or individual, or by any government or agency or instrumentality thereof and while owner of any such securities may exercise all the rights, powers and privileges of ownership, including the right to vote

To make donations for the public welfare or for charitable, scientific or educational purposes, and in time of war or other national emergency in aid thereof.

To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and compensation plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries.

To purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

FOURTH: Authorized Shares.   The aggregate number of shares which the Corporation shall have the authority to issue is 120,000,000, all of which shall be voting common stock of the par value of $.001 per share

FIFTH: Powers of Board of Directors.   In furtherance and not in limitation of the powers conferred by statute, but subject to that certain Stockholders Agreement dated as of June 30, 2005 by and among Jubilant Pharma PTE Limited, a limited private company organized under the laws of Singapore, Jagan Reddy, Jhayullathil Bharathan and Gurpal Bhuller as the initial members of the Minority Stockholder Representatives Group, and the other stockholders of the corporation listed on the signature page thereto (the “Stockholders Agreement”), the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the Corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation

SIXTH: Conflict of Interest Transactions.

1.           No contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because that director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)           The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders; or

2.           Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction

SEVENTH: Indemnification.   The Corporation shall, to the fullest extent permitted by law, indemnify any and all Incorporators, Officers and Directors of the Corporation, and may, in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have the power to indemnify, from and against all expense, liabilities and other matters.

EIGHTH: Miscellaneous.   Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court  of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation

NINTH:  Amendment to Certificate of Incorporation.   Subject to the Stockholders Agreement, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President as of the 29 day of June, 2005

TRINITY LABORATORIES, INC.

By:	/s/ Ram Potti
Name: Ram Potti
Title: President